UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2008

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18630 (Commission file number)	95-4274680 (I.R.S. employer identification number)

777 North Broadway, Los Angeles, California (Address of principal executive offices)	90012 (Zip Code)

Registrant’s telephone number, including area code: (213) 625-4700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-(c))

Item 3.02	Unregistered Sales of Equity Securities.

On December 5, 2008 (the “Closing Date”), Cathay General Bancorp (the “Company”) issued and sold, and the United States Department of the Treasury (the “U.S. Treasury”) purchased, (1) 258,000 shares (the “Preferred Shares”) of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, liquidation preference of $1,000 per share, and (2) a ten-year warrant (the “Warrant”) to purchase up to 1,846,374 shares of the Company’s voting common stock, par value $0.01 per share (“Common Stock”), at an exercise price of $20.96 per share, for an aggregate purchase price of $258 million in cash pursuant to the U.S. Treasury’s TARP Capital Purchase Program.

Both the Preferred Shares and the Warrant were sold in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Cumulative dividends on the Preferred Shares will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter, if, as and when declared by the Company’s Board of Directors out of funds legally available therefor. The Preferred Shares have no maturity date and rank senior to the Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company. Subject to the approval of the Board of Governors of the Federal Reserve System, the Preferred Shares are redeemable at the option of the Company at 100% of their liquidation preference (plus any accrued and unpaid dividends), provided, however, that the Preferred Shares may be redeemed prior to the first dividend payment date falling after the third anniversary of the Closing Date (February 15, 2012) only if (i) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the letter agreement, dated the Closing Date, between the Company and the U.S. Treasury (including the Securities Purchase Agreement—Standard Terms incorporated by reference therein) and set forth below (the “Purchase Agreement”) and set forth below) in excess of $64.5 million and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings.

The U.S. Treasury may not transfer a portion or portions of the Warrant with respect to, and/or exercise the Warrant for more than one-half of, the shares of Common Stock issuable upon exercise of the Warrant, in the aggregate, until the earlier of (i) the date on which the Company has received aggregate gross proceeds of not less than $258 million from one or more Qualified Equity Offerings and (ii) December 31, 2009. In the event the Company completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in the Company receiving aggregate gross proceeds of at least $258 million, the number of the shares of Common Stock underlying the portion of the Warrant then held by the U.S. Treasury will be reduced by one-half of the shares of Common Stock originally covered by the Warrant. For purposes of the foregoing, “Qualified Equity Offering” is defined as the sale and issuance for cash by the Company to persons other than the Company or any Company subsidiary after the Closing Date of shares of perpetual preferred stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier I capital of the Company at the time of issuance under the applicable risk-based capital guidelines of the Board of Governors of the Federal Reserve System (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008). We have also agreed to register the Preferred Shares, the Warrant and the shares of Common Stock underlying the Warrant as soon as practicable after the date of the issuance of the Preferred Shares and the Warrant.

The Purchase Agreement pursuant to which the Preferred Shares and the Warrant were sold contains limitations on the payment of dividends or distributions on the Common Stock (including with respect to the payment of cash dividends in excess of the Company’s current quarterly cash dividend of $0.105 per share) and on the Company’s ability to repurchase, redeem or acquire its Common Stock or other securities, and subjects the Company to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (the “EESA”) until such time as the U.S. Treasury no longer owns any debt or equity securities acquired through the TARP Capital Purchase Program. As a condition to the closing of the transaction, each of Messrs. Dunson K. Cheng, Peter Wu, Anthony M. Tang, Heng W. Chen, Irwin Wong, the Company’s Senior Executive Officers (as defined in the Purchase Agreement) (the “Senior Executive Officers”), and the Company’s other two executive officers, Kim R. Bingham and Perry P. Oei (i) executed a waiver (the “Waiver”) voluntarily waiving any claim against the U.S. Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulations issued by the U.S. Treasury under the TARP Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period the U.S. Treasury holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program; and (ii) entered into a consent letter with the Company amending the Benefit Plans with respect to such Senior Executive Officer as may be necessary, during the period that the U.S. Treasury owns any debt or equity securities of the Company acquired pursuant to the Purchase Agreement or the Warrant, as necessary to comply with Section 111(b) of the EESA. A consequence of issuing the Preferred Shares includes certain limitations on executive compensation that could limit the tax deductibility of compensation the Company pays to Senior Executive Officers.

Copies of the Purchase Agreement, the form of Warrant, the form of Preferred Shares certificate and the Certificate of Designation with respect to the Preferred Shares are included as exhibits to this Report on Form 8-K and are incorporated by reference into Items 3.02, 3.03, 5.02 and 5.03.

Item 3.03	Material Modification of the Rights of Security Holders.

The information set forth under “Item 3.02 Unregistered Sales of Equity Securities” is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The information set forth under “Item 3.02 Unregistered Sales of Equity Securities” is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2008, the Company filed with the Delaware Secretary of State a Certificate of Designation establishing the terms of the Preferred Shares. This Certificate of Designation is filed as an exhibit to this Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed as part of this Report on Form 8-K:

3.1	Certificate of Designation with respect to the Preferred Shares, filed December 3, 2008.

4.1	Certificate of Designation with respect to the Preferred Shares, filed December 3, 2008, as filed as Exhibit 3.1, and incorporated herein by reference.

4.2	Warrant to purchase up to 1,846,374 shares of Common Stock, issued on December 5, 2008.

4.3	Form of Preferred Share Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series B.

10.1	Letter Agreement, dated December 5, 2008, including the Securities Purchase Agreement — Standard Terms incorporated by reference therein, between the Company and the U.S. Treasury.

10.2	Form of Waiver, executed by each of Messrs. Dunson K. Cheng, Peter Wu, Anthony M. Tang, Heng W. Chen, Irwin Wong, Kim R. Bingham and Perry P. Oei.

10.3	Form of Consent, executed by each of Messrs. Dunson K. Cheng, Peter Wu, Anthony M. Tang, Heng W. Chen, Irwin Wong, Kim R. Bingham and Perry P. Oei as to adoption of amendments to Benefit Plans as required by Section 111(b) of EESA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATHAY GENERAL BANCORP
(Registrant)

Date: December 5, 2008	By:	/s/ HENG W. CHEN
	Name:	Heng W. Chen
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

3.1	Certificate of Designation with respect to the Preferred Shares, filed December 3, 2008.

4.1	Certificate of Designation with respect to the Preferred Shares, filed December 3, 2008, as filed as Exhibit 3.1, and incorporated herein by reference.

4.2	Warrant to purchase up to 1,846,374 shares of Common Stock, issued on December 5, 2008.

4.3	Form of Preferred Share Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series B.

10.1	Letter Agreement, dated December 5, 2008, including the Securities Purchase Agreement — Standard Terms incorporated by reference therein, between the Company and the U.S. Treasury.

10.2	Form of Waiver, executed by each of Messrs. Dunson K. Cheng, Peter Wu, Anthony M. Tang, Heng W. Chen, Irwin Wong, Kim R. Bingham and Perry P. Oei.

10.3	Form of Consent, executed by each of Messrs. Dunson K. Cheng, Peter Wu, Anthony M. Tang, Heng W. Chen, Irwin Wong, Kim R. Bingham and Perry P. Oei as to adoption of amendments to Benefit Plans as required by Section 111(b) of EESA.